UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.33-1/3 per share	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 15, 2021, The Sherwin-Williams Company (“Sherwin-Williams”) elected to exercise its optional redemption rights to redeem the entire outstanding $385,909,000 aggregate principal amount of its 4.20% Senior Notes due 2022 (the “4.20% Senior Notes”), and Wells Fargo Bank, National Association, as trustee under the indenture governing the 4.20% Senior Notes, issued a redemption notice to registered holders of the 4.20% Senior Notes. The date fixed for the redemption of the 4.20% Senior Notes is October 15, 2021 (the “Redemption Date”). The 4.20% Senior Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 4.20% Senior Notes to be redeemed, plus accrued interest on the 4.20% Senior Notes to be redeemed from July 15, 2021 to, but not including, the Redemption Date.

On September 15, 2021, Sherwin-Williams also elected to exercise its optional redemption rights to redeem the entire outstanding $14,091,000 aggregate principal amount of its 4.200% Notes due 2022, initially issued by The Valspar Corporation on January 13, 2012 (the “4.200% Notes” and, together with the 4.20% Senior Notes, the “Notes”), and U.S. Bank National Association, as series trustee under the indenture governing the 4.200% Notes, issued a redemption notice to registered holders of the 4.200% Notes. The date fixed for the redemption of the 4.200% Notes is the Redemption Date. The 4.200% Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 4.200% Notes to be redeemed, plus accrued interest on the 4.200% Notes to be redeemed to, but not including, the Redemption Date.

The foregoing does not constitute a notice of redemption with respect to any of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

Date: September 15, 2021	By:	/s/ Stephen J. Perisutti
	Name:	Stephen J. Perisutti
	Title:	Vice President, Deputy General Counsel and Assistant Secretary